UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2013

K•Swiss Inc.
(Exact Name of Registrant as Specified in the Charter)

Delaware	0-18490	95-4265988
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.RS Employer Identification No.)

31248 Oak Crest Drive, Westlake Village, CA 91361
(Address of principal executive offices and zip code)

(818) 706-5100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

On April 30, 2013, pursuant to the Agreement and Plan of Merger, dated as of January 16, 2013 (the “Merger Agreement”), among E-Land World Limited, a corporation organized under the laws of the Republic of Korea (“Parent”), Ian Acquisition Sub, Inc., a Delaware corporation and indirect wholly-owned subsidiary of Parent (“Merger Sub”), and K-Swiss Inc. (the “Company”), Merger Sub merged with and into the Company, with the Company surviving the merger as an indirect wholly-owned subsidiary of Parent (the “Merger”).

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each share of Class A common stock, par value $0.01 per share (“Class A common stock”), and Class B common stock, par value $0.01 per share (“Class B common stock,” and together with the Class A common stock, the “Company common stock”), of the Company, issued and outstanding immediately prior to the effective time of the Merger (except for certain excluded shares owned by the Company, Parent and their respective subsidiaries, and for those shares held by stockholders who properly perfected, and did not withdraw or lose, a demand for appraisal rights under the Delaware General Corporation Law) was cancelled and automatically converted into the right to receive $4.75 in cash, without interest and less any applicable withholding taxes.

In addition, at the effective time of the Merger, each option to purchase shares of Company’s Class A common stock outstanding (whether vested or unvested) immediately prior to the effective time of the Merger, was cancelled and converted into the right to receive an amount in cash equal to the product of (i) the difference between the per share merger consideration of $4.75 and the applicable exercise price per share of such option and (ii) the number of shares subject to such option, less applicable withholding taxes. All stock options with exercise prices equal to or greater than the per share merger consideration of $4.75 were cancelled at the effective time of the Merger with no cash payment made in respect thereof.

The foregoing description of the Merger Agreement and transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K with the Securities and Exchange Commission (“SEC”) on January 17, 2013, and is incorporated herein by reference.

Item 1.01.          Entry into a Material Definitive Agreement.

In connection with the Merger, on April 30, 2013, the Company, its subsidiary borrowers (K•Swiss Sales Corp. and K•Swiss Direct Inc.), its subsidiary guarantors (K•Swiss Pacific Inc., Royal Elastics Inc., Royal Elastics, LLC, and K•Swiss NS Inc.) and Wells Fargo Bank National Association, a national banking association, as agent for the lenders (“Wells Fargo”), entered into an amendment (“Amendment No. 1”) to the Company’s Credit Agreement with Wells Fargo, dated as of April 25, 2012.  Pursuant to Amendment No. 1, the parties amended the Credit Agreement so that the Merger would not constitute a change of control or default thereunder.

The foregoing description of Amendment No. 1 does not purport to be complete and is qualified in its entirety by the full text of Amendment No. 1, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.01.          Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction above and Item 5.01 below is incorporated herein by reference.

Item 3.01.          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Prior to the effective time of the Merger, the Company’s Class A common stock was registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and listed on the NASDAQ Global Select Market (the “NASDAQ”) under the symbol “KSWS.” As a result of the Merger, each share of Company common stock was cancelled and automatically converted into the right to receive an amount in cash equal to $4.75 (subject to the exceptions described in the Introduction above). Accordingly, following the Merger, on April 30, 2013, the Company notified the NASDAQ of its intent to remove the Company’s Class A common stock from listing on the NASDAQ and asked the NASDAQ to file with the SEC an application on Form 25 to report the delisting of the Company’s Class A common stock from the NASDAQ under Section 12(b) of the Exchange Act. The Company intends to deregister the Company’s Class A common stock with the SEC under Section 12(g) of the Exchange Act and to suspend the reporting obligations of the Company with respect to the Company’s Class A common stock under Sections 13(a) and 15(d) of the Exchange Act by filing a Form 15 with the SEC promptly after the Form 25 becomes effective.

Item 3.03.          Material Modification to Rights of Security Holders.

The information set forth in the Introduction above is incorporated herein by reference.

Item 5.01.          Changes in Control of Registrant.

The information set forth in the Introduction above and Item 5.02 below is incorporated herein by reference.  On April 30, 2013, pursuant to the Merger Agreement, Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation in the Merger. As a result of the Merger, the Company became an indirect, wholly-owned subsidiary of Parent.  The total cash merger consideration (excluding expenses) paid by Parent was approximately $172.0 million.

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In conjunction with the Merger, on April 30, 2013, each of Steven Nichols, George Powlick, Lawrence Feldman, Stephen Fine and Mark Louie resigned as a member of the Board of Directors of the Company and all committee of which they were a member. In addition, E-Land terminated each of Steven Nichols (President and Chief Executive Officer), George Powlick (Vice President of Finance, Chief Financial Officer, Chief Administrative Officer and Secretary), David Nichols (Executive Vice President) and Brian Sullivan (Vice President of National Accounts) as employees of the Company, effective April 30, 2013. E-Land is in discussion with each of these employees regarding any severance pay. On April 30, 2013, the Company appointed Byeng Gweon Kim as Chairman of the Company.

Item 5.03.          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the effective time of the Merger, the Company's certificate of incorporation was amended and restated in its entirety.  The Amended and Restated Certificate of Incorporation contains provisions that, among other things, (i) change the registered office; (ii) authorize the issuance of one class of common stock with a par value of $0.01 per share; (iii) provide for the number of directors of the Company to be fixed as provided for in the Bylaws; (iv) authorize the Board of Directors to make, alter or repeal the Bylaws of the Company, subject to any such rights of the Company’s stockholders; (v) provide for indemnification and limitations on director liability; and (vi) permit stockholders to act by written consent.  The foregoing description of the Amended and Restated Certificate of Incorporation is qualified in its entirety by reference to the full text of the Amended and Restated Certificate of Incorporation, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

At the effective time of the Merger, the Company’s Bylaws were also amended and restated (the “A&R Bylaws”).  The A&R Bylaws, among other things, provide (i) that a special meeting of stockholders may be called by the Chairman of the Board or the President or by order of the Board of Directors or by the Secretary upon the written request of stockholders holding a majority of the outstanding shares of stock; (ii) for the number of directors of the Company to be determined by the Board of Directors and to initially be three; (iii) for the officers of the Company to be a President, a Secretary and a Treasurer, and authorize the Board of Directors to elect a Chairman of the Board of Directors, one or more Vice Presidents and such other officers as it deems fit; and (iv) for indemnification and advancement of expenses.  The foregoing description of the A&R Bylaws is qualified in its entirety by the full text of the A&R Bylaws, a copy of which is filed as Exhibit 3.2 hereto and incorporated herein by reference.

Item 8.01.          Other Events.

On April 30, 2013, the Company and Parent issued a joint press release announcing the completion of the Merger. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.          Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description of Exhibit
3.1	Amended and Restated Certificate of Incorporation of K-Swiss Inc.
3.2	Amended and Restated Bylaws of K-Swiss Inc.
10.1	Amendment No. 1 to Credit Agreement, dated as of April 30, 2013, by and among Wells Fargo Bank, National Association, as agent for the Lenders, K-Swiss Inc., the subsidiary borrowers thereto and the guarantors thereof.
99.1	Press Release issued April 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K-SWISS INC.
(Registrant)

Dated: May 2, 2013	By:	/s/ Byeng Gweon Kim
	Name:	Byeng Gweon Kim
	Title:	Chairman

Exhibit Index

Exhibit No.	Description of Exhibit
3.1	Amended and Restated Certificate of Incorporation of K-Swiss Inc.
3.2	Amended and Restated Bylaws of K-Swiss Inc.
10.1	Amendment No. 1 to Credit Agreement, dated as of April 30, 2013, by and among Wells Fargo Bank, National Association, as agent for the Lenders, K-Swiss Inc., the subsidiary borrowers thereto and the guarantors thereof.
99.1	Press Release issued April 30, 2013.